Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Upsizing and Pricing of Senior Secured Notes Offering

(HOUSTON, Texas) - May 24, 2016 - Calpine Corporation (NYSE: CPN) today announced the pricing of $625,000,000 in aggregate principal amount of its 5.250% Senior Secured Notes due 2026 in a private placement. The aggregate principle amount of the notes offered was increased from $500,000,000. The offering is expected to close on May 31, 2016.
Calpine Corporation intends to use the proceeds from this offering, together with cash on hand and proceeds from a new $500,000,000 first lien term loan facility maturing in May 2023 that Calpine Corporation intends to enter into concurrently with the closing of this offering, to (i) repay $805.8 million of borrowings outstanding under its first lien term loan facility maturing in 2019, terminating the facility in connection therewith, (ii) repay approximately $319 million of borrowings outstanding under its first lien term loan facility maturing in 2020 and (iii) pay fees and expenses in connection with this offering, the new first lien term loan facility and such repayments and termination.
The notes will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. without registration under the Securities Act or pursuant to an applicable exemption from such registration.
This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and nor shall there be any offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Calpine

Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources. Our fleet of 84 power plants in operation or under construction represents more than 27,000 megawatts of generation capacity. Through wholesale power operations and our retail business, Champion Energy, we serve customers in 21 states and Canada. We specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner.
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Calpine Corporation Announces Upsizing and Pricing of Senior Secured Notes Offering

May 24, 2016

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expectations regarding the use of proceeds from the offering, expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2015. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.